UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]           Preliminary Information Statement
[X]           Definitive Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ENCRYPTAKEY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]           No fee required
[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

[   ]           Fee paid previously with preliminary materials

[   ]           check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

ENCRYPTAKEY, INC.
P.O. Box 371270
Las Vegas, NV 89137
 (702) 360-0652

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To our Stockholders:

This Information Statement is to be mailed on or about July 11, 2008 to the stockholders of record on July 11, 2008 (the “Record Date”) of EncryptaKey, Inc., a New Jersey corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of July 1, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about July 30, 2008, approximately 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

Las Vegas, NV
Date: July 11, 2008

By Order of the Board of Directors,

By:	/s/ Louis Jack Musetti
Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 1, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated July 1, 2008, in lieu of a special meeting of the stockholders.  Such action will be taken on or about June 30, 2008:

1.           To amend the Company's Certificate of Incorporation to change the name of the Company to Priviam, Inc.

2.
To amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company from 100,000,000 shares to 500,000,000 shares; and

3.
To amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of one (1) for 3.25 (the “Reverse Split”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of July 1, 2008 (the “Record Date”), the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 99,006,784 shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following shareholders voted in favor of the Proposals:

Name	Number of Shares
Musetti & Associates	25,000,000
Louis Jack Musetti	19,500,000
Bishop Equity Partners	5,200,000
TOTAL	49,700,000

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 30, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 14A:5-6(2)(b) of the General Corporation Law of the State of New Jersey.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on, July 1, 2008 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding Common Stock voted in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before July 30, 2008, consisting of the approval to (1) change the name of the Company; (2) authorize an increase in the number of authorized shares of the Company's Common Stock; (3) effect a reverse stock split of all of the outstanding shares of Common Stock of the Company; and (4) authorize the filing of an amendment of the Company's Articles of Incorporation (the “Proposals”), attached as Exhibit A.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the Proposals. Under New Jersey corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 99,006,784 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding stock have voted in favor of the following Proposals:

1.	TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PRIVIAM, INC.

2.
TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF THE COMPANY FROM 100,000,000 SHARES TO 500,000,000 SHARES; AND

3.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF ONE (1) FOR 3.25, AS SET FORTH IN PROPOSALS 1 AND 2 ABOVE.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date, is required for approval of the Proposals. A majority of the outstanding shares of Common Stock voted in favor of the Proposals.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of July 1, 2008, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Louis Jack Musetti (2)	44,500,000	44.95%
Musetti & Associates, LLC (2)	44,500,000	44.95%
Owen Consulting LLC	5,500,000	5.55%
Bishop Equity Partners	5,200,000	5.25%

All executive officers and directors as a group (consisting of 1 individual)	44,500,000	44.95%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of July 1, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 99,006,784 shares of Common Stock outstanding on July 1, 2008, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of July 1, 2008.

(2) Louis Jack Musetti holds voting and dispositive power over the shares of Musetti & Associates, LLC.

PROPOSAL 1

APPROVAL OF AMENDMENT OT ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Company also proposes to authorize the Company's Board of Directors to effect a reverse split of all outstanding shares of the Company's Common Stock by an amendment to the Company's Articles of Incorporation.  The amendment would effect a reverse stock split in a ratio to be determined by the Board in its discretion but not in excess of a ratio of one (1) for 3.25.

If the shareholders elect to implement the reverse stock split, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the of one (1) for 3.25.  The par value of the Common Stock would remain unchanged at $0.0001 per share, and the number of authorized shares of Common Stock would remain unchanged.  Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number.  The reverse stock split would become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of New Jersey.

Reasons for the Reverse Stock Split

The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the reverse stock split.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock spits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels.  The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock.  However, the effect of any reverse stock split upon the market price of the Company's Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of the Company's Common Stock, or that the trading price would reach any of the thresholds required by the NASDAQ markets.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

If the Company implements the reverse stock split, the number of shares of Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse stock split by 3.25 (for example, if the Board approved a ratio of one-for-five, the number of shares held by each stockholder would be divided by five), and then rounding up to the nearest whole share.  The reverse stock split would affect the Company's Common Stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities.  In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the of one (1) for 3.25.  Also, the number of shares reserved for issuance under the Company's existing stock option plans would be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

If a reverse stock split were implemented, the rights of the outstanding shares of Common Stock would remain the same after the reverse stock split.

The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed reverse stock split would not affect the registration of the Common Stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The reverse stock split, if implemented, would not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance of the Company's Common Stock would increase.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company's stockholders approve the proposed amendment to the Company's Articles of Incorporation to affect the reverse stock split, the Board may elect whether or not to declare a reverse stock split at any time prior to 12 months after the date of stockholder approval.  The reverse stock split would be implemented by filing the appropriate amendment to the Company's Articles of Incorporation with the Secretary of State of the State of New Jersey, and the reverse stock split would become effective on the date of the filing.

As of the effective date of the reverse stock split, each certificate representing shares of the Company's Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split.  All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the reverse split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $0.0001 per share after the reverse stock split.  Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

The Company's beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval; Appraisal Rights
Approval to amend the Articles of Incorporation to effect a reverse stock split requires, under the NCL, the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company.  The Company has no class of voting stock outstanding other than the Common Stock.

PROPOSAL 2

TO AMEND THE ARTICLES OF INCORPORATION TO
INCREASE OF AUTHORIZED SHARES

On July 1, 2008, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 500,000,000.  The Company currently has authorized capital stock of 100,000,000 shares of Common Stock and approximately 99,006,784 shares of Common Stock are outstanding as of June 13, 2008.  The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of June 13, 2008 a total of 99,006,784 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences.  Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

PROPOSAL 3

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

The Company’s Board unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval, an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to Priviam, Inc.

The Board believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “EncryptaKey” name has served the Company over time, the Company’s management believes that this is the right opportunity and timing to change the Company’s name.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

           We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board of Directors,

Louis Jack Musetti
Chairman & Chief Executive Officer
Las Vegas, Nevada
July 11, 2008

Exhibit A

New Jersey Division of Revenue
Restated Certificate of Incorporation
of
EncryptaKey, Inc.

To: Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1.	Name of Corporation: EncryptaKey, Inc. (to be named Priviam, Inc.)

2.	The purpose(s) for which the corporation is organized is (are): The purposes for which this corporation is organized is to engage in any activity under the "New Jersey Business Corporation Act."
(Use the following if the shares are to consist of one class only.)

3.	The aggregate number of shares which the corporation shall have authority to issue is

(Use the following if the shares are divided into classes, or into classes and series.)
4.
The aggregate number of shares which the corporation shall have authority to issue is  520,000,000  itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

Class	Series (if any)	Number Shares	Par value per share or statement
			that shares are without par value

Common		500,000,000	$0.0001
Preferred		20,000,000	$0.0001

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

(If, the shares are, or are to be divided into classes, or into classes and series, insert a statement of any authority vested in the board of directors to divide the shares into classes or series, or both, and to determine or change for any class or series its designation, number or shares, relative rights, preferences and limitations.)

5.
The address of the corporation's current registered office is: (Include zip code) 4400 Route 9, 2nd Fl., Freehold, NJ 07728 and the name of its current registered agent at such address is: Richard I. Anslow

6.	The number of directors constituting the current board of directors is:1
The names and addresses of the directors are as follows:

Names	Address (including zip code)
Louis Jack Musetti	19200 Von Karman Ave. Suite 500
Irvine, CA. 92612

7.	The duration of the corporation, if other than perpetual, is:

8.	Other Provisions:

Signature:	Date:
Name: Louis Jack Musetti	Title: Chief Executive Officer
(Must be Chair. of Board, Pres., or Vice Pres.)

Certificate Required to be filed with the
RESTATED CERTIFICATE of INCORPORATION
(For Use by Domestic Corporations)

Pursuant to N.J.S.A.14A:9-5 (5), the undersigned corporation hereby executes the following certificate:

1.	Name of Corporation: EncryptaKey, Inc. (to be named Priviam, Inc.)

2.	Restated Certificate of Incorporation was adopted on the 26 day of June , 2008 .

(Use the following clause if the Restated Certificate was adopted by the shareholders.)
3.	At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was: The total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares	Number of Shares Voted
Entitled to Vote	For	Against

At the time of adoption of the Restated Certificate of Incorporation, the number of outstanding shares or each class or series entitled to vote thereon as a class and the vote of such shares, was: (if inapplicable, insert none".)

Class or	Total Number of Shares	Number of Shares Voted
Series	Entitled to Vote	For	Against

Common	99,006,784	49,700,000	0

(Use the following if the Restated Certificate does not amend the Certificate of Incorporation.)
4.
This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

(Use the following if the Restated Certificate further amends the Certificate of Incorporation.)
5.
This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by: (insert amendment or amendments adopted. If such amendment is intended to provide for an exchange, reclassification or cancellation of issued shares, insert a statement of the manner in which the same shall be affected.)

Article IV shall be amended, as attached.

6.	Other Provisions:

Signature:	Date:
Name: Louis Jack Musetti	Title: Chief Executive Officer
(Must be Chair. of Board, Pres., or Vice Pres.)

ARTICLE IV
Authorized Capital Stock

The total number of shares of Common Stock that the corporation will have the authority to issue is five hundred million (500,000,000) shares. The shares shall have a par value of $0.0001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The outstanding shares of Common Stock shall be reverse split on a one (1) for three and a quarter (3.25) basis, effective on or about July 30, 2008.

The total number of shares of stock of common stock which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	500,000,000

Upon effectiveness of a one-for-3.25 reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced on a one-for-3.25 basis. No fractional shares shall be issued. In lieu of issuing fractional shares, the Corporation will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.